UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2005

Encore Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26538	65-0572565
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2005, Encore Medical Corporation (the "Company") entered into Change of Control Severance Agreements with the following officers of the Company: Kenneth W. Davidson, Chief Executive Officer; William W. Burke, Executive Vice President and Chief Financial Officer; Paul Chapman, President and Chief Operating Officer; Jack Cahill, Executive Vice President and President-Surgical Implant Division; Scott Klosterman, Executive Vice President and President-Orthopedic Rehabilitation Division; and Harry L. Zimmerman, Executive Vice President and General Counsel (each, an "Officer"). Other than the name of the Officer who is a party to each of the agreements (individually, an "Agreement" and collectively, the "Agreements"), and the address of each Officer, the Agreements are substantially identical. A copy of the form of the Agreement is attached hereto as Exhibit 99.1.

Pursuant to the terms of each Agreement, the Officer agrees that he will not voluntarily leave the employ of the Company in the event any individual, corporation, partnership, company or other entity takes certain steps to effect a Change in Control (as defined in the Agreement) of the Company, until the attempt to effect a Change in Control has terminated, or until a Change in Control occurs. According to the Agreement, a Change in Control occurs when (a) a person obtains a beneficial interest in more than 50% of the Company’s outstanding voting securities; (b) all or substantially all of the Company’s assets are sold to an unrelated third party; (c) the shareholders approve a plan of complete liquidation of the Company; (d) a reorganization, merger, or consolidation is consummated in which the shareholders prior to such transaction would own less than 50% of the combined voting power of the Company after such transaction; or (e) individuals who constitute the Incumbent Board, as defined in the Agreement, fail to continue to constitute at least a majority of the Board of Directors.

Each Agreement requires that the Company pay certain severance benefits to the Officer should the Officer be terminated other than for cause within three years following a Change of Control. The severance benefits include: (a) 2.99 times the Officer’s base salary plus 2.99 times the Officer’s average bonus for the last two years and (b) accelerated vesting of stock options and restricted stock awards to the extent not otherwise accelerated. In exchange for such severance benefits, the Officer agrees not to compete with the Company or publish any material concerning the Company for a period of one year following termination. The Officer further agrees not to defame, libel or slander the Company or its officers, directors, employees or affiliates.

As a result of the payment of severance benefits to an Officer, the Officer may be subject to excise taxes, and, pursuant to the Agreement, the Company will make a gross-up payment to an affected Officer so that the Officer will receive on an after-tax basis an amount equal to the amount he would have received in the absence of the imposition of excise taxes.

The foregoing summary of the Change of Control Severance Agreements is subject to, and qualified in its entirety by, the form of Change of Control Severance Agreement attached to this Current Report on From 8-K as Exhibit 99.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Change of Control Severance Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation

June 1, 2005	By:	Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Change of Control Severance Agreement